AMENDMENT NO. 1

TO THE

SECOND AMENDED AND RESTATED DISTRIBUTION PLAN

CLASS A, AX, C, CX, INVESTOR CLASS, R AND RX SHARES

(REIMBURSEMENT)

The Second Amended and Restated Master Distribution Plan (the “Plan”), dated as of July 1, 2015, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, dated June 20, 2016, as follows:

WHEREAS, the parties desire to amend the Plan to change the name of Invesco U.S. Mortgage Fund to Invesco Quality Income Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Reimbursement Plan

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Franchise Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco California Tax-Free Income Fund	Class A Class C	0.25 0.50	% %	0.25 0.25	% %	0.25 0.75	% %

Invesco Equally-Weighted S & P 500 Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Equity and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Growth and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Pennsylvania Tax Free Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco S & P 500 Index Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Small Cap Discovery Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM Equity Funds (Invesco Equity Funds)
Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Diversified Dividend Fund	Investor Class	0.25%		0.25%		0.25%

AIM Growth Series (Invesco Growth Series)
Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Balanced-Risk Retirement Now Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2020 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2030 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2040 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Balanced-Risk Retirement 2050 Fund	Class AX Class CX Class RX	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Convertible Securities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Small Cap Growth Fund	Investor Class	0.25%		0.25%		0.25%

Invesco Quality Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM International Mutual Funds (Invesco International Mutual Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco European Growth Fund	Investor Class	0.25%		0.25%		0.25%

AIM Investment Funds (Invesco Investment Funds)
Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Pacific Growth Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

AIM Investment Securities Funds (Invesco Investment Securities Fund)
Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Corporate Bond Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco High Yield Fund	Investor Class	0.25%		0.25%		0.25%

Invesco Money Market Fund	Class AX Class CX	0.15 0.65	% %	0.15 0.25	% %	0.15 0.90	% %

Invesco Real Estate Fund	Investor Class	0.25%		0.25%		0.25%

Invesco U.S. Government Fund	Investor Class	0.25%		0.25%		0.25%

AIM Sector Funds (Invesco Sector Funds)
Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Value Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Comstock Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Mid Cap Growth Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Small Cap Value Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Technology Fund	Investor Class	0.25%		0.25%		0.25%

Invesco Technology Sector Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Value Opportunities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)
Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco High Yield Municipal Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Intermediate Term Municipal Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Municipal Income Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % %

Invesco New York Tax Free Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Notes

*	Distribution Amounts may also include Asset Based Sales Charges.
IDI may not be reimbursed for overhead expenses (overhead expenses defined as customary overhead not including the costs of IDI’s personnel whose primary responsibilities involve marketing the Funds).

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